Sub-Item 77Q1(a)
Copies of any material amendments
to the registrant's charter
Nuveen Investment Trust II,
333-33607
811-8333


On September 26, 2000, under Conformed Submission
Type 485BPOS, accession number, 0000950131-00-005484,
the Amended Establishment and Designation of Series of Shares of Beneficial Interest, considered to be an amendment to the Declaration of Trust of the above-referenced trust, was filed with the SEC and is herein incorporated by reference as an exhibit to the Sub-Item 77Q1(a) of Form N-SAR.
See EX99.A.5 of the September 28 filing.